Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 27, 2016, with respect to the financial statements and supplemental schedule included in the Annual Report of Vista Outdoor Inc. 401(k) Plan on Form 11-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statement of Vista Outdoor Inc. on Form S-8 (File No. 333-201957).

/s/ Grant Thornton

Minneapolis, Minnesota
June 27, 2016